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     UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 28, 2002

      EXELIXIS, INC. (Exact name of registrant as specified in its charter)
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

                DELAWARE                               0-30235                      04-3257395
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
(State or other jurisdiction of incorporation)  (Commission File No.)  (I.R.S. Employer Identification No.)
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                                 170 Harbor Way
                                  P.O. Box 511
                          South San Francisco, CA 94083
          (Address of principal executive offices, including zip code)
                                  (650) 837-7000
              (Registrant's telephone number, including area code)

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ITEM  5.  OTHER  EVENTS

On October 28, 2002, Exelixis, Inc. ("Exelixis") and GlaxoSmithKline plc ("GSK") announced the formation of a broad alliance to discover, develop and commercialize novel therapeutics in the areas of vascular biology, inflammatory disease and oncology. The alliance combines Exelixis' powerful gene-to-drug discovery platform and GSK's strength in development and commercialization by means of an innovative model for sharing risks and potential rewards in a research and development collaboration. GSK will make an upfront payment of $30.0 million to Exelixis. GSK will also initially acquire two million newly issued shares of Exelixis common stock at $7 per share, which represents a premium of approximately 100% to the current stock price. Exelixis has the option to sell GSK additional shares at a specified time in the future. Over the initial six years of the agreement, GSK will provide Exelixis with a minimum of $90.0 million in development funding. A copy of the press release announcing the alliance is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

(c) Exhibits

EXHIBIT
NUMBER       DESCRIPTION
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99.1         EXELIXIS AND GLAXOSMITHKLINE FORM BROAD ALLIANCE TO DISCOVER AND
             DEVELOP NOVEL THERAPEUTICS

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 28, 2002

                                 Exelixis,  Inc.

                                 /s/ Glen Y. Sato
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                                 Glen Y. Sato
                                 Chief Financial Officer, Vice President,
                                 Legal  Affairs  and Secretary
                                (Principal  Financial  and  Accounting  Officer)
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